Exhibit 32.2

            Certification Pursuant to 18 U.S.C. Section 1350,
                          as adopted Pursuant to
              Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Next Generation Media, Corp. (the "Company") on Form 10-QSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Olin Greene, Treasurer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act, that:

(1) The Report fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The Information contained in the Report fairly represents, in all material aspects, the financial condition and result of operations on the Company.


By: /s/  Olin Greene
Olin Greene, Treasurer